UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

Lpath, Inc.

(Exact name of registrant specified in charter)

Nevada	000-50344	16-1630142
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6335 Ferris Square, Suite A, San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

(858) 678-0800

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Current Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Such risks and uncertainties include but are not limited to those discussed in this Current Report and our other reports with the Securities Exchange Commission (“SEC”). References to the terms “expects,” “may,” “intends,” “believes,” “could,” “plans,” “should” and other similar words or phrases indicate forward-looking statements.

Item 1.01 - Entry into a Material Definitive Agreement.

On December 16, 2010, Lpath, Inc. (the “Company”) entered into an Option, License and Development Agreement (the “Agreement”) with Pfizer Inc. (“Pfizer”), which provides Pfizer with an exclusive option for a worldwide license to develop and commercialize iSONEP™, Lpath’s lead monoclonal antibody product candidate, which is being evaluated for the treatment of wet age-related macular degeneration (wet AMD) and other ophthalmology disorders.

iSONEP is scheduled to begin a Phase 1b clinical trial in wet AMD patients with Pigment Epithelial Detachment (PED), a complication of wet AMD, in the first quarter of 2011 and a Phase 2a clinical trial in wet AMD patients in the second quarter of 2011.

Under the terms of the Agreement, Pfizer will provide Lpath with an upfront option payment of $14 million in addition to sharing the cost of the planned Phase 1b and Phase 2a trials. Following completion of the two studies, Pfizer has the right to exercise its option for worldwide rights to iSONEP for an undisclosed option fee and, if Pfizer exercises its option, Lpath will be eligible to receive development, regulatory and commercial milestone payments that could total up to $497.5 million. In addition, Lpath will be entitled to receive tiered double-digit royalties based on sales of iSONEP.

As part of the Agreement, Lpath has granted to Pfizer a time-limited right of first refusal for ASONEP™, Lpath’s product candidate that is being evaluated for the treatment of cancer. Two Phase 2a trials are currently planned to further assess ASONEP’s efficacy and safety in cancer patients.

The foregoing description of the terms of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Agreement. The Company expects to file a copy of the Agreement as part of the Annual Report on Form 10-K of the Company for the year ending December 31, 2010. Portions of the Agreement may be omitted in accordance with a request for confidential treatment that the Company expects to submit to the SEC. A press release announcing entry into the Agreement is attached to this Current Report as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated December 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lpath, Inc.

By:	/s/ SCOTT PANCOAST
Name:	Scott Pancoast
Title:	President and Chief Executive Officer

Dated:	December 20, 2010